EXHIBIT 24(b)(9)

                  OPINION & CONSENT OF JOSEPH P. DECRESCE, ESQ.


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To Whom It May Concern:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Pre-Effective Amendment No.1 to the Registration Statement on Form N-4 (File No. 333-123035) filed by Phoenix Life Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.

As Counsel to the Depositor, I am familiar with the variable annuity, Phoenix Dimensions, which is the subject of this Form N-4 registration statement.

In connection with this opinion, I have reviewed the contracts, the registration statement, the charter and by-laws of the company, relevant proceedings of the Board of Directors, and the provisions of Connecticut insurance law relevant to the issuance of the Contracts.

Based upon this review, I am of the opinion that the contracts, when issued, will be validly issued, and will constitute a legal and binding obligation of Phoenix Life Insurance Company.



Very truly yours,



/s/ Joseph P. DeCresce
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Joseph P. DeCresce
Counsel
Phoenix Life Insurance Company



Dated: June 15, 2005